Exhibit 99.1

1100 Alakea Street, Suite 500
Honolulu, Hawaii 96813
Telephone (808) 531-8400
Fax (808) 531-7181
Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
Chief Executive Officer and President

Russell M. Gifford
Executive Vice President and Chief Financial Officer

Barnwell Industries, Inc. Reports Earnings for its
First Quarter Ended December 31, 2021

HONOLULU, HAWAII, February 11, 2022 -- Barnwell Industries, Inc. (NYSE American: BRN) today reported net earnings of $1,073,000, $0.11 per share, for the three months ended December 31, 2021, as compared to net earnings of $584,000, $0.07 per share, for the three months ended December 31, 2020.

Mr. Alexander C. Kinzler, Chief Executive Officer of Barnwell, commented, “We are pleased to report our fifth consecutive quarter of net earnings and a more than doubling of our oil and natural gas quarterly revenues together with our increase in earnings as compared to last year’s three months ended December 31, 2020.

“Our oil and natural gas operating margins improved as prices increased for all products; oil, natural gas, and natural gas liquids increasing 93%, 92%, and 41%, respectively. Notably, our new Oklahoma oil production accounted for 15% of our first quarter oil production as compared to none in the prior year’s quarter. Our Oklahoma production is from shale oil wells that as a rule have steep production declines. Oil operating margins also improved as the Company incurred a $630,000 non-cash impairment of our oil and natural gas properties due to lower 12-month historical rolling average oil and natural gas prices in the preceding year’s first quarter, there was no such oil and natural gas impairment in the first quarter this year.

“While our oil and natural gas segment improved the most this quarter, our land investment segment also performed well as three lots were sold within Phase II of Increment I by the Kukio Resort Development Partnerships at Kaupulehu, North Kona, Hawaii, with the Company receiving $600,000 in percentage of sales payments and $1,075,000 in net cash distributions in our first quarter.

“During this current quarter, we participated in the drilling of two gross (0.6 net) non-operated horizontal wells in the Twining area and commenced the drilling of our second 100% working interest, operated horizontal well in the Twining area. We expect all three of these wells to commence production during our second quarter ending March 31, 2022. The results achieved at these three wells will help determine the pace of the future development of our Twining asset.

“Barnwell ended the quarter with $10,676,000 in working capital, which includes $12,142,000 in cash and cash equivalents and we are pleased to report that in January 2022 the Company acquired additional working interests in oil and natural gas properties in our core property, the Twining area of Alberta, Canada, for approximately $1,250,000; these interests are currently producing approximately 65 barrels of oil, 10 barrels of natural gas liquids and 170 MCF (1,000 cubic feet) of natural gas a day.”

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)
	Quarter ended December 31,
	2021	2020

Revenues	$5,454,000	$4,387,000

Net earnings attributable to Barnwell Industries, Inc.	$1,073,000	$584,000

Net earnings per share – basic and diluted	$0.11	$0.07

Weighted-average shares and equivalent shares outstanding:

Basic and diluted	9,446,291	8,277,160